CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-71441, 333-55891, 333-55865, 333-55867, 33-30137,
33-63086 and 2-93666) of Keystone Consolidated Industries, Inc. of our report dated April 9, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




Dallas, Texas
April 9, 2003